UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2011

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On December 22, 2011 the Board of Directors (the "Board") of Broadcom Corporation (the "Company"), acting pursuant to the authority granted to it by the Company’s Bylaws, increased the size of the Board from nine to ten directors. Effective December 26, 2011 Robert J. Finocchio, Jr. was appointed to fill the vacancy created by such increase. Mr. Finocchio was also appointed to the Board’s audit committee and qualifies as an "audit committee financial expert" under Item 407 of Regulation S-K.

Mr. Finocchio will participate in the compensation package offered to non-employee directors of the Board in respect of their service to the Board, as described under the caption "Corporate Governance and Board Matters – Compensation of Non-Employee Directors" appearing in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 18, 2011. Accordingly, on December 26, 2011, he received an initial award of restricted stock units covering 3,654 shares of the Company’s Class A common stock, pursuant to the Director Automatic Grant Program under the Company’s 1998 Stock Incentive Plan, as amended and restated.

In addition, Mr. Finocchio will enter into an indemnification agreement with the Company, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2008.

The Company issued a related press release announcing the appointment of Mr. Finocchio to the Board on December 28, 2011. The full text of the press release is attached as Exhibit 99.1 to this Current Report and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1—Press Release, dated December 28, 2011, of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

December 27, 2011	By:	/s/ Eric K. Brandt

Name: Eric K. Brandt
Title: Executive Vice President & Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 28, 2011, of the Registrant.